DOUG INGRAM President and CEO J.P. Morgan 40th Annual Healthcare Conference January 10, 2022 Exhibit 99.2

Forward-looking Statements This presentation contains "forward-looking statements." Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “anticipate,” “plan,” “expect,” “will,” “may,” “intend,” “prepare,” “look,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to our future operations, financial performance and projections, business plans, market opportunities, priorities and research and development programs; the estimated number of patients suffering from Duchenne; the potential for our precision genetic medicine engine to generate a steady stream of personalized medicine therapeutics; the potential benefits of our technologies and scientific approaches; the potential benefits of SRP-9001, including the potential benefits of our SRP-9001 gene therapy construct; our belief that Study SRP-9001-102 results increase confidence in design and probability of success of Study 301 (EMBARK); the potential to seek accelerated approval for SRP-5051; our expected product revenue guidance of >$800M in 2022; and expected milestones and plans, including completing enrollment for EMBARK by mid-2022, announcing additional SRP-9001 data at a medical conference, discussing with the FDA the fastest potential path to bringing SRP-9001 to our community of patients and their families, submitting a BLA for SRP-9001 after a read out of EMBARK next year that is consistent with the totality of evidence of the benefits of SRP-9001, announcing SRP-9003-101 3-year data for low dose cohort and 2-year data for high dose cohort, finalizing our strategy for sarcoglycans (SRP-9003, SRP-9005, SRP-9004), starting our POC trial for SRP-6004 (Dysferlin) in late 2022, advancing earlier stage pipeline candidates through our partnered and internal programs, fully enrolling MOMENTUM Part B SRP-5051 by 2H22, advancing PPMO candidates for exons 45, 52 and 53, continuing the growth of our PMO-focused RNA franchise and advancing our gene editing programs and expanding our capabilities at our Gene Editing Innovation Center. These forward‐looking statements involve risks and uncertainties, many of which are beyond our control and are based on our current beliefs, expectations and assumptions regarding our business. Actual results and financial condition could materially differ from those stated or implied by these forward‐looking statements as a result of such risks and uncertainties, and such risks and uncertainties could materially and adversely affect our business, results of operations and trading price. Potential known risk factors include, among others, the following: our data for our different programs, including PPMO and gene therapy-based product candidates, may not be sufficient for obtaining regulatory approval; our product candidates, including those with strategic partners, may not result in viable treatments suitable for commercialization due to a variety of reasons, including the results of future research may not be consistent with past positive results or may fail to meet regulatory approval requirements for the safety and efficacy of product candidates; success in preclinical testing and early clinical trials, especially if based on a small patient sample, does not ensure that later clinical trials will be successful; the expected benefits and opportunities related to our agreements with our strategic partners may not be realized or may take longer to realize than expected due to a variety of reasons, including any inability of the parties to perform their commitments and obligations under the agreements, challenges and uncertainties inherent in product research and development and manufacturing limitations; if the actual number of patients living with Duchenne or LGMD is smaller than estimated, our revenue and ability to achieve profitability may be adversely affected; we may not be able to comply with all FDA post-approval commitments and requirements with respect to EXONDYS 51, VYONDY 53 and AMONDYS 45 in a timely manner or at all; our dependence on our manufacturers to fulfill our needs for our clinical trials and commercial supply, including any failure on our part to accurately anticipate product demand and timely secure manufacturing capacity to meet product demand, may impair the availability of products to successfully support various programs, including research and development and the potential commercialization of our gene therapy product candidates; we may not be able to successfully scale up manufacturing of our product candidates in sufficient quality and quantity or within sufficient timelines; current reimbursement models may not accommodate the unique factors of our gene therapy product candidates; we may not be able to execute on our business plans and goals, including meeting our expected or planned regulatory milestones and timelines, clinical development plans, and bringing our product candidates to market, for various reasons including possible limitations of our financial and other resources, manufacturing limitations that may not be anticipated or resolved for in a timely manner, regulatory, court or agency decisions, such as decisions by the United States Patent and Trademark Office, the ongoing COVID-19 pandemic; and those risks identified under the heading “Risk Factors” in Sarepta’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10‐Q filed with the Securities and Exchange Commission (SEC) and in its other SEC filings. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review Sarepta's filings with the SEC. We caution investors not to place considerable reliance on the forward‐looking statements contained in this presentation. The forward‐looking statements in this presentation are made as of the date of this presentation only and, other than as required under applicable law, Sarepta does not undertake any obligation to publicly update its forward‐looking statements.

Duchenne Muscular Dystrophy (DMD)

DMD affects approximately 1 in 3,500-5,000 males worldwide[1]

- DMD is a rare, fatal neuromuscular genetic disease inherited in an X-linked recessive pattern[2]
- Muscle weakness becomes increasingly noticeable by 3 to 5 years of age, and most patients use a wheelchair by the time they are 11 years old[2]
- During adolescence, cardiac and respiratory muscle deterioration lead to serious, life-threatening complications[3]



Heart
Diaphragm
Skeletal muscle

1. National Institutes of Health. Genetics Home Reference. Duchenne and Becker muscular dystrophy. https://ghr.nlm.nih.gov/condition/duchenne-and-becker-muscular-dystrophy. Accessed Jan 2020.
2. Hoffman EP, Brown RH, et al. Dystrophin: the protein product of the Duchenne muscular dystrophy locus. Cell. 1987;51:919-928.
3. Passamano L, Taglia A, et al. Improvement of survival in Duchenne Muscular Dystrophy: retrospective analysis of 835 patients. Acta Myologica. 2012;31(1): 121-125.

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SRP-9001 Gene Therapy Construct

VECTOR
AAVrh74

- Provides systemic delivery to muscle cells, including the heart and skeletal muscle
- Low level of pre-existing immunity

PROMOTER
MHCK7

- Optimized for desired skeletal and cardiac muscle expression levels
- 120% expression in cardiac muscle vs skeletal muscle[1,2]

TRANSGENE
MICRO-DYSTROPHIN

- Designed to generate a functional micro-dystrophin
- Includes SR2 and SR3 - essential for muscle force[3]

1. Potter et al. Functional and Histological Improvements Comparing 4 Micro-dystrophin Constructs in the mdx Mouse Model of DMD. ASGCT 2019.
2. Potter et al. Functional and Histological Improvements Comparing 4 Micro-dystrophin Constructs in the mdx Mouse Model of DMD. AIM 2019.
3. Nelson DM, Ervasti JM, et al. Variable rescue of microtubule and physiological phenotypes in mdx muscle expressing different miniaturized dystrophins. Human Molecular Genetics, 2018, Vol. 27, No. 12: 2090-2100.

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SRP-9001-102: Study Design Randomization (n=41) Single IV infusion placebo (n=21) Single IV infusion placebo Single IV infusion SRP-9001 Open-label extension period Single IV infusion SRP-9001 (n=20) Part 1: 48 weeks Part 2: 48 weeks Double-blind placebo-controlled Part 3 Randomized, double-blind, placebo-controlled study An ongoing Phase 2 study is evaluating the safety, efficacy and tolerability of a single IV dose of SRP-9001 (1.33x1014 vg/kg), compared to placebo, in boys with DMD aged 4–7 years old

External Control (EC) Comparison

- **Purpose of Propensity Score Weighting**
  - Used with the external comparison group which allowed balancing of relevant covariates such as age, baseline function (NSAA, RFF and 10MWR)
  - Use of a multi-variate approach is more robust than just using age
- **Study SRP-9001-102 Part 2 Statistical Analysis Plan** (for including the external comparison plans)
  - Prospectively defined, finalized and submitted to the FDA prior to database lock and review of Part 2 data
- **External Control Data Sources**
  - CINRG Duchenne Natural History Study (DNHS)
  - Pre-Publication Steroid Study
  - Lilly Study (H6D-MC-LVJJ)
- **Inclusion/Exclusion Criteria for External Controls**
  - Age matched at baseline
  - On a stable dose or dose equivalent of oral corticosteroids for at least 12 weeks before baseline; patients on 10 day on/10 day off regimen will be excluded
  - NSAA score ≥ 13 and ≤ 30 at baseline
  - Rise from the floor ≤ 10.4 seconds at baseline
  - 10MWR ≤ 9.1 seconds at baseline
- **Analysis Method**
  - Propensity Score Weighting Based on Age, NSAA, RFF and 10MWR
- **Primary Analysis**
  - Part 2 cross-over cohort (N=21)

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SRP-9001-102: Propensity Score Weighting Balanced the Covariates Well

Study 102 Placebo Crossover Analysis Set

Before Propensity Weighting					
Parameter	SRP-9001 (N=21)	CINRG (N=14)	Pre-Pub Steroid Study (N=83)	Lilly (N=29)	Total (N=126)
Age					
Mean (SD)	7.23 (1.10)	6.42 (0.93)	6.50 (0.89)	7.95 (0.47)	6.83 (1.02)
Median	7.03	6.28	6.37	7.92	6.57
Q1, Q3	6.28, 8.48	5.67, 7.32	5.86, 6.97	7.58, 8.17	6.01, 7.73
Min, Max	5.27, 8.89	5.40, 8.36	5.11, 8.71	7.08, 8.92	5.11, 8.92
NSAA Total Score					
Mean (SD)	23.6 (3.7)	25.1 (4.1)	23.8 (4.3)	23.5 (4.9)	23.9 (4.4)
Median	24	25.5	24	26	24.5
Q1, Q3	22.0, 26.0	24.0, 28.0	20.0, 28.0	19.0, 28.0	20.0, 28.0
Min, Max	13, 30	16, 30	13, 30	13, 30	13, 30
Time to Rise from the Floor					
Mean (SD)	4.02 (1.30)	4.62 (2.40)	4.65 (1.74)	6.07 (2.22)	4.97 (2.01)
Median	3.9	3.87	4.3	5.5	4.55
Q1, Q3	3.00, 4.50	3.10, 6.90	3.30, 5.30	4.50, 7.40	3.50, 6.00
Min, Max	2.40, 7.20	2.02, 10.10	1.90, 10.20	2.90, 10.40	1.90, 10.40
Time of 10MWR					
Mean (SD)	4.84 (1.12)	4.86 (1.28)	5.26 (0.93)	5.84 (1.17)	5.35 (1.07)
Median	4.7	4.78	5.4	5.9	5.3
Q1, Q3	4.20, 4.90	4.10, 5.10	4.50, 6.00	5.10, 6.70	4.60, 6.00
Min, Max	3.80, 9.10	3.03, 8.60	3.40, 7.50	3.80, 8.30	3.03, 8.60

After Propensity Weighting		
Parameter	SRP-9001 (N=20)	External Control (N=103)
Age		
Mean (SD)	**7.24 (1.12)**	**7.03 (0.42)**
Median	7.07	6.97
Q1, Q3	6.28, 8.49	6.17, 8.00
Min, Max	5.27, 8.89	5.13, 8.92
Mean (SD)	**23.8 (3.7)**	**23.5 (1.9)**
Median	24.5	24
Q1, Q3	22.0, 26.5	20.0, 27.0
Min, Max	13, 30	13, 30
Mean (SD)	**4.02 (1.34)**	**3.92 (0.59)**
Median	3.8	3.7
Q1, Q3	2.95, 4.70	3.00, 4.60
Min, Max	2.40, 7.20	1.90, 10.20
Mean (SD)	**4.84 (1.15)**	**4.83 (0.40)**
Median	4.65	4.9
Q1, Q3	4.20, 5.00	4.10, 5.50
Min, Max	3.80, 9.10	3.03, 8.00

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A One-point Change on the NSAA Shows a Distinct and Observable Difference Video provided by presenter. Consent given for use. NSAA, NorthStar Ambulatory Assessment. Stand from supine NSAA: 2:1 change Stand from supine NSAA: 0

SRP-9001-102: Significant 2-point Improvement on NSAA in Patients Receiving SRP-9001 in Part 2 Compared to External Control Group at Week 48 NSAA Total Score p value = 0.0009 2-point Improvement Study week for Part 2 of Study 102 Mean age of patients at time of baseline NSAA, 7.24 years of age Change from baseline in NSAA at week 48 is +1.3 points in SRP-9001 group (n=20) vs. -0.7 in matched natural history controls (n=103) with a p value of 0.0009 Control Group SRP-9001 Time at crossover

Mean NSAA score across all ages (4 to 7-year-olds) treated in Part 1 remained stable out to week 96 SRP-9001-102: 96 Week Data in 4 to 5-year-old Cohort Positive 5-point NSAA improvement from baseline sustained in SRP-9001 treated 4 to 5-year-olds at week 96 Study week Patients increased 5 points from baseline over 96 weeks 2.5-point improvement on NSAA compared to placebo at 48 weeks; p value (0.0172) Control Group SRP-9001 Mean age of patients at week 48, 5.95 years of age (n=8) NSAA Total Score

SRP-9001-102: Safety Summary The safety profile of patients treated in Part 2 is consistent with that seen in Part 1 There were no treatment-related serious adverse events, no deaths and no patient study discontinuations due to an adverse event The most common related adverse event in patients treated in Part 2, similar to Part 1, was vomiting 16/21 treated patients in Part 2 The total number of treatment-related treatment-emergent adverse events in year 2 for patients dosed in Part 1 was 6% of all treatment-emergent adverse events, similar to the placebo rate in Part 1 (5%) as assessed by the investigators who were blinded to assignment in both Part 1 and 2

Treatment-related Treatment-emergent Adverse Events* in Part 2 Safety Population – Part 2 Data Preferred Term SRP-9001 Placebo-crossover patients SRP-9001 treated in Part 1 Total (N=21), n(%) (N=20), n(%) (N=41), n(%) Subjects with any Treatment-Related TEAE 20 (95.2) 4 (20.0) 24 (58.5) Vomiting 16 (76.2) 0 16 (39.0) Decreased appetite 15 (71.4) 0 15 (36.6) Nausea 10 (47.6) 1 (5.0) 11 (26.8) Abdominal pain upper 8 (38.1) 1 (5.0) 9 (22.0) Gamma-glutamyltransferase increased 6 (28.6) 0 6 (14.6) Thrombocytopenia 5 (23.8) 0 5 (12.2) Pyrexia 4 (19.0) 0 4 (9.8) Glutamate dehydrogenase increased 3 (14.3) 0 3 (7.3) Blood bilirubin increased 2 (9.5) 0 2 (4.9) Fatigue 2 (9.5) 0 2 (4.9) Headache 2 (9.5) 0 2 (4.9) Ketonuria 1 (4.8) 1 (5.0) 2 (4.9) Lethargy 2 (9.5) 0 2 (4.9) Myalgia 2 (9.5) 0 2 (4.9) White blood cell count decreased 2 (9.5) 0 2 (4.9) *TEAEs seen in at least 2 subjects

SRP-9001-102: Conclusions Patients treated in Part 2 Study 102 improved 2 points vs. predefined external control group Results were highly statistically significant Results are consistent with observed treatment effect and increase our growing body of clinical evidence Observed durable response out to 2 years of treatment Total NSAA score of treated patients vs. placebo demonstrated a positive increase at all post-treatment time points No new safety signals observed and profile remains differentiated Results increase confidence in design and probability of success of Study 301 (EMBARK)

STUDY 101 4 patients 4 to 7-year-olds 8.6-point improvement on NSAA compared to matched natural history group at 3 years; p value (<0.0001)

STUDY 101 4 patients 4 to 7-year-olds 8.6-point improvement on NSAA compared to matched natural history group at 3 years; p value (<0.0001) STUDY 102 – Part 1 16 patients 4 to 5-year-olds 2.5-point improvement on NSAA compared to placebo at 1 year; p value (0.0172)

STUDY 101 4 patients 4 to 7-year-olds 8.6-point improvement on NSAA compared to matched natural history group at 3 years; p value (<0.0001) STUDY 102 – Part 1 16 patients 4 to 5-year-olds 2.5-point improvement on NSAA compared to placebo at 1 year; p value (0.0172) 1 1SRP-9001 treated 6-7 YO (N=12) were matched to natural history patients (N=21) from LEUVEN, Telethon and CINRG. Change from baseline in NSAA at Week 48 is -0.3 in SRP-9001 group vs. -3.2 in matched natural history controls with a p value of 0.0129 STUDY 102 – Part 1 12 patients 6 to 7-year-olds 2.9-point improvement on NSAA compared to matched natural history group at 1 year; p value (0.0129)

STUDY 101 4 patients 4 to 7-year-olds 8.6-point improvement on NSAA compared to matched natural history group at 3 years; p value (<0.0001) STUDY 102 – Part 1 16 patients 4 to 5-year-olds 2.5-point improvement on NSAA compared to placebo at 1 year; p value (0.0172) STUDY 102 – Part 2 21 patients 5 to 8-year-olds 2-point improvement on NSAA compared to matched natural history group at 1 year; p value (0.0009) STUDY 102 – Part 1 12 patients 6 to 7-year-olds 2.9-point improvement on NSAA compared to matched natural history group at 1 year; p value (0.0129)

STUDY 101 4 patients 4 to 7-year-olds 8.6-point improvement on NSAA compared to matched natural history group at 3 years; p value (<0.0001) STUDY 102 – Part 1 12 patients 6 to 7-year-olds 2.9-point improvement on NSAA compared to matched natural history group at 1 year; p value (0.0129) STUDY 102 – Part 1 16 patients 4 to 5-year-olds 2.5-point improvement on NSAA compared to placebo at 1 year; p value (0.0172) STUDY 102 – Part 2 21 patients 5 to 8-year-olds 2-point improvement on NSAA compared to matched natural history group at 1 year; p value (0.0009) Study 103 is open label 26 months, data cut 10/07/21 STUDY 103 – Cohort 1 First 11 patients 4 to 7-year-olds 3-point improvement on NSAA from baseline at 6 months 2

STUDY 301 Only global gene therapy clinical trial underway Poised for success based on the clinical evidence generated to date On track to complete enrollment by mid-2022

Commercialized Therapeutics and Pipeline Programs

Robust and Expanding RNA Franchise in Duchenne $ $ Millions 2019 2020 2021 2022 $381M $456M $612M >$800M (Guidance) (Unaudited) Q4 revenue $178.7M (Unaudited) $2.1B in cash on 12/31/21 21 consecutive quarters of revenue growth; CAGR of 40% FY2017-FY2021; ~30% revenue growth anticipated (2022 vs 2021) (Unaudited)

Generating a Steady Stream of Personalized Medicine Therapeutics Gene Therapy DISCOVERY PRECLINICAL CLINICAL COMMERCIAL RNA Duchenne Muscular Dystrophy (PMO) Gene Editing Duchenne Muscular Dystrophy Limb-girdle Muscular Dystrophy Charcot-Marie-Tooth Mucopolysaccharidosis IIIA Cardiomyopathy Central Nervous System Disorders Pompe Disease Niemann-Pick Disease Rett Syndrome Dravet Syndrome Angelman Syndrome Muscle/Central Nervous System Emery-Dreifuss Muscular Dystrophy Multiple Sclerosis Duchenne Muscular Dystrophy Duchenne Muscular Dystrophy (PPMO) 3 Platforms, 40+ Programs, 2 Pivotal Clinical Trials

2022 Milestones



RNA
GENE THERAPY
Sarepta's
Precision
Genetic
Medicine
Engine
GENE EDITING

GENE THERAPY

- **Duchenne:**
  - SRP-9001-301 EMBARK fully enrolled by mid-2022
  - SRP-9001 additional data at medical conferences
- **Limb-girdle muscular dystrophy:**
  - SRP-9003-101 (3-year data for low dose cohort and 2-year data for high dose cohort)
  - Finalize strategy for sarcoglycans (SRP-9003, SRP-9005, SRP-9004)
  - SRP-6004 (Dysferlin) anticipate starting POC trial in late 2022
- **Advance earlier stage pipeline candidates (partnered and internal programs)**

RNA

- MOMENTUM Part B SRP-5051 fully enrolled by 2H22
- Advance PPMO candidates for exons 45, 52, 53
- Continued growth of PMO-focused RNA franchise, expected 2022 product revenue of >$800M

GENE EDITING

- Continue to advance gene editing programs for Duchenne
- Expand capabilities at our Gene Editing Innovation Center (Durham, NC)

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